--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                               ------------------------

                                     FORM 8-K/A-1

                               ------------------------

                                    CURRENT REPORT
        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      (Date of Report (Date of earliest event reported):  August 8, 1997
                                                          --------------------



                                 LITHIA MOTORS, INC.
               (Exact name of registrant as specified in its charter)


                   Oregon                                        93-0572810
(State or other jurisdiction of incorporation                 (I.R.S. Employer
               or organization)                              Identification No.)

      360 E. Jackson Street, Medford, Oregon                       97501
     (Address of principal executive offices)                    (Zip Code)

          Registrant's telephone number, including area code: (541)776-6899


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 LITHIA MOTORS, INC.
                                     FORM 8-K/A-1
                                        INDEX


Item     Description                                                     Page
----     -----------                                                     ----

Item 2.  Acquisition or Disposition of Assets                             2

Item 7.  Financial Statements and Exhibits                                3

         Signatures                                                       4

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

(a) On August 8, 1997, Lithia Motors, Inc. (the "Company"), acquired the inventories, operating assets and intangible assets of Sun Valley Ford, Inc., a California corporation, dba "Sun Valley Ford Volkswagen Hyundai" ("Sun Valley Ford" or the "Seller"), located in Concord, California, pursuant to an Agreement for Purchase and Sale of Business Assets (the "Agreement") dated April 2, 1997. Pursuant to the Agreement, the total purchase price was $17.9 million, consisting of $5.3 million in cash from the Company's existing cash balances, $4.2 million in notes to the Seller and $8.4 million financed through the Company's flooring line of credit. The Company has assumed the leases of the land and facilities.

    There was no previous relationship between the Company and Sun Valley Ford, nor any of the Company's and Sun Valley Ford's affiliates, officers or directors.

(b) The Company acquired vehicle and parts and supplies inventories, as well as other assets used in the business of vehicle sales, service and support. The Company intends to utilize the purchased assets in the same capacity.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

(a) FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

    The financial statements required by this item begin on page F-1.

(b) PRO FORMA FINANCIAL INFORMATION

    The Pro Forma financial information required by this item begins on page
    PF-1.

(c) EXHIBITS

    The exhibits filed as a part of this report are listed below and this list constitutes the exhibit index.

    2.1 Agreement for Purchase and Sale of Business Assets, by and between Sun Valley Ford, Inc., a California corporation, dba Sun Valley Ford Volkswagen Hyundai, and the Company, dated April 2, 1997, previously filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 and filed with the Securities Exchange Commission on August 12, 1997, and is incorporated herein by reference.

    10.1 Promissory Note for Leasehold Improvements by and between Lithia Motors, Inc. and Sun Valley Ford, Inc., dated August 8, 1997, previously filed with the Company's report of Form 8-K dated August 8, 1997 and filed with the Securities Exchange Commission on August 21, 1997, and is incorporated herein by reference.

    10.2 Promissory Note for Intangible Assets by and between Lithia Motors, Inc. and Sun Valley ford, Inc., dated August 8, 1997, previously filed with the Company's report of Form 8-K dated August 8, 1997 and filed with the Securities Exchange Commission on August 21, 1997, and is incorporated herein by reference.

    10.3 Standard Industrial Lease, as amended, and assignment thereof, by and between Lithia Motors, Inc., Edmund C. Bartlett, Jr. and Anna Bartlett and Sun Valley Ford, Inc., dated July 16, 1997.

    10.4 Lease Agreement, and assignment thereof, by and between Lithia Motors, Inc., George Valente and Lena E. Valente and Sun Valley Ford, Inc., dated August 4, 1997.

    23    Consent of Moss Adams LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: October 6, 1997             LITHIA MOTORS, INC.


                                  By /s/ SIDNEY B. DEBOER
                                    ---------------------
                                  Sidney B. DeBoer
                                  Chairman of the Board and
                                  Chief Executive Officer
                                  (Principal Executive Officer)


                                  By /s/ BRIAN R. NEILL
                                    -------------------
                                  Brian R. Neill
                                  Senior Vice President and
                                  Chief Financial Officer
                                  (Principal Financial and Accounting Officer)

--------------------------------------------------------------------------------






                                 SUN VALLEY FORD

                          INDEPENDENT AUDITOR'S REPORT
                                       AND
                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1996













--------------------------------------------------------------------------------
                                       F-1

--------------------------------------------------------------------------------












                                    CONTENTS


                                                                            PAGE

INDEPENDENT AUDITOR'S REPORT . . . . . . . . . . . . . . . . . . . . . . . . . 1


FINANCIAL STATEMENTS

  Balance sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

  Statements of income and retained earnings . . . . . . . . . . . . . . . . . 4

  Statements of cash flows . . . . . . . . . . . . . . . . . . . . . . . . . . 5

  Notes to financial statements. . . . . . . . . . . . . . . . . . . . . . . . 7





--------------------------------------------------------------------------------
                                       F-2

INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Sun Valley Ford


We have audited the accompanying balance sheet of Sun Valley Ford, as of December 31, 1996, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sun Valley Ford as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                        \s\ Moss Adams LLP

Santa Rosa, California
June 24, 1997

                                                                 SUN VALLEY FORD
                                                                  BALANCE SHEETS


--------------------------------------------------------------------------------

                                                          December 31,      June 30, 1997    June 30, 1996
                                                              1996           (unaudited)       (unaudited)
-----------------------------------------------------------------------------------------------------------
                                ASSETS
CURRENT ASSETS
  Cash                                                   $      54,600    $      16,500     $     775,800
  Receivables                                                3,435,000        4,390,500         4,048,000
  Current portion of notes receivable
     from stockholders                                         288,400          401,500           144,600
  Inventories                                                5,621,700       10,587,100         6,262,100
  Prepaid expenses                                              81,400           98,400            85,600
                                                        ---------------  ---------------   ----------------

        Total current assets                                 9,481,100       15,494,000        11,316,100
                                                        ---------------  ---------------   ----------------

PROPERTY AND EQUIPMENT                                         858,200          970,300           964,100
                                                        ---------------  ---------------   ----------------

OTHER ASSETS
  Notes receivable from stockholders, net of
     current portion                                               -                -             286,500
  Deposits                                                      45,700           45,700            45,700
                                                        ---------------  ---------------   ----------------

                                                                45,700           45,700           332,200
                                                        ---------------  ---------------   ----------------

                                                         $  10,385,000    $  16,510,000     $  12,612,400
                                                        ---------------  ---------------   ----------------
                                                        ---------------  ---------------   ----------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.
--------------------------------------------------------------------------------
                                       F-4                                PAGE 2

                                                                 SUN VALLEY FORD
                                                      BALANCE SHEETS (CONTINUED)

--------------------------------------------------------------------------------

                                                          December 31,      June 30, 1997    June 30, 1996
                                                              1996           (unaudited)       (unaudited)
-----------------------------------------------------------------------------------------------------------

             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Outstanding checks in excess of bank balance           $     227,800    $      74,300     $         -
  Floor plan note payable                                    5,350,800       12,397,500         7,799,300
  Accounts payable                                             619,000          773,000           706,100
  Accrued liabilities and other payables                       927,200          792,800         1,187,900
  Income taxes payable                                           4,600              -               2,000
  Current maturities of notes payable to
     related parties                                         1,360,000        1,075,000           287,000
  Current maturities of long-term debt                         103,100          103,100           109,000
                                                        ---------------  ---------------   ----------------

        Total current liabilities                            8,592,500       15,215,700        10,091,300
                                                        ---------------  ---------------   ----------------

LONG-TERM LIABILITIES
  Notes payable to related parties, net of
     current maturities                                            -                -             475,000
  Long-term debt, net of current maturities                    241,500          189,900           293,100
                                                        ---------------  ---------------   ----------------

                                                               241,500          189,900           768,100
                                                        ---------------  ---------------   ----------------

STOCKHOLDERS' EQUITY
  Common stock, $100 par value; 1,500
     shares authorized, 536.9 shares issued
     and outstanding                                            53,700           53,700            53,700
  Retained earnings                                          1,497,300        1,050,700         1,699,300
                                                        ---------------  ---------------   ----------------

                                                             1,551,000        1,104,400         1,753,000
                                                        ---------------  ---------------   ----------------

                                                         $  10,385,000    $  16,510,000     $  12,612,400
                                                        ---------------  ---------------   ----------------
                                                        ---------------  ---------------   ----------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.
--------------------------------------------------------------------------------
                                       F-5                                PAGE 3

                                                                 SUN VALLEY FORD
                                      STATEMENTS OF INCOME AND RETAINED EARNINGS

--------------------------------------------------------------------------------

                                                           Year Ended         Six Months Ended June 30,
                                                          December 31,         1997              1996
                                                              1996          (unaudited)      (unaudited)
-----------------------------------------------------------------------------------------------------------
SALES
  New vehicles                                           $  25,591,300    $  13,929,200     $  11,406,400
  Fleet                                                     19,272,700       11,259,800         9,519,600
  Used vehicles                                             12,023,900        4,856,900         6,444,800
  Service, body and parts                                   10,456,000        5,127,200         5,184,500
  Used wholesale                                             2,506,300          922,800         1,361,800
  Warranty                                                   1,887,000          890,800           902,000
  Finance and insurance                                        489,600          257,800           273,000
  Other                                                        174,200           52,200            92,000
                                                        ---------------  ---------------   ----------------

                                                            72,401,000       37,296,700        35,184,100
                                                        ---------------  ---------------   ----------------
COST OF SALES
  New vehicles                                              23,671,700       13,163,200        10,628,600
  Fleet                                                     18,240,000       10,473,800         9,008,400
  Used vehicles                                             10,823,700        4,181,500         5,775,400
  Service, body and parts                                    6,894,200        3,464,300         3,425,700
  Used Wholesale                                             2,501,000          922,400         1,359,300
  Warranty                                                     914,700          441,300           450,200
  Finance and insurance                                        240,100           97,100           130,300
  Other                                                         89,200           26,000            48,000
                                                        ---------------  ---------------   ----------------

                                                            63,374,600       32,769,600        30,825,900
                                                        ---------------  ---------------   ----------------

GROSS PROFIT                                                 9,026,400        4,527,100         4,358,200

SELLING, GENERAL AND ADMINISTRATIVE                          8,564,900        4,155,100         3,891,200
                                                        ---------------  ---------------   ----------------

INCOME FROM OPERATIONS                                         461,500          372,000           467,000
                                                        ---------------  ---------------   ----------------
OTHER INCOME (EXPENSE)
  Interest expense                                            (116,000)        (124,800)         (131,900)
  Interest income                                               25,600              -                 -
  Miscellaneous                                                 59,000           12,000            42,100
                                                        ---------------  ---------------   ----------------

                                                               (31,400)        (112,800)          (89,800)
                                                        ---------------  ---------------   ----------------

INCOME BEFORE INCOME TAXES                                     430,100          259,200           377,200

PROVISION FOR INCOME TAXES                                       8,900            5,800             4,000
                                                        ---------------  ---------------   ----------------

NET INCOME                                                     421,200          253,400           373,200

RETAINED EARNINGS, beginning of period                       1,378,100        1,497,300         1,378,100

DISTRIBUTIONS PAID                                            (302,000)        (700,000)          (52,000)
                                                        ---------------  ---------------   ----------------

RETAINED EARNINGS, end of period                         $   1,497,300    $   1,050,700     $   1,699,300
                                                        ---------------  ---------------   ----------------
                                                        ---------------  ---------------   ----------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.
--------------------------------------------------------------------------------
                                       F-6                                PAGE 4

                                                                 SUN VALLEY FORD
                                                        STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------

                                                           Year Ended         Six Months Ended June 30,
                                                          December 31,         1997              1996
                                                              1996          (unaudited)      (unaudited)
-----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                               $   421,200      $   253,400       $   373,200
  Adjustments to reconcile net income to net
     cash provided (used) by operating activities:
       Depreciation and amortization                           304,800          123,800           109,700
       Loss on disposal of assets                              106,600           66,900            54,300
       Allowance for doubtful accounts                          23,700           47,000           120,700
     Changes in:
       Receivables                                             (14,400)      (1,002,500)         (724,400)
       Inventories                                           3,210,100       (4,965,400)        2,569,700
       Prepaid expenses                                         68,300          (17,000)           64,100
       Deposits                                                (45,700)             -             (45,700)
       Accounts payable                                        230,600          245,200           408,900
       Accrued liabilities and other payables                   77,800         (225,600)          247,300
       Income taxes payable                                      4,600           (4,600)            2,000
                                                        ---------------  ---------------   ----------------
           Net cash provided (used) by operating
            activities                                       4,387,600       (5,478,800)        3,179,800
                                                        ---------------  ---------------   ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                         (221,600)        (302,800)          (80,100)
  Loan to stockholder                                          (82,000)        (115,000)          (82,000)
  Repayment on notes receivable from stockholders              146,500            1,900             3,800
                                                        ---------------  ---------------   ----------------
           Net cash used by investing activities              (157,100)        (415,900)         (158,300)
                                                        ---------------  ---------------   ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes payable to related parties               975,000          325,000           275,000
  Outstanding checks in excess of bank balance                 227,800         (153,500)              -
  Net borrowings (payments) on floor plan note payable      (4,763,500)       7,046,700        (2,315,000)
  Principal repayments on notes payable to related
   parties                                                    (358,200)        (610,000)         (256,200)
  Distributions paid                                          (302,000)        (700,000)          (52,000)
  Principal repayments on long-term debt                      (114,300)         (51,600)          (56,800)
                                                        ---------------  ---------------   ----------------
           Net cash provided (used) by financing
            activities                                      (4,335,200)       5,856,600        (2,405,000)
                                                        ---------------  ---------------   ----------------

NET CHANGE IN CASH                                            (104,700)         (38,100)          616,500

CASH, beginning of period                                      159,300           54,600           159,300
                                                        ---------------  ---------------   ----------------

CASH, end of period                                      $      54,600    $      16,500     $     775,800
                                                        ---------------  ---------------   ----------------
                                                        ---------------  ---------------   ----------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.
--------------------------------------------------------------------------------
                                       F-7                                PAGE 5

                                                                SUN VALLEY FORD
                                           STATEMENTS OF CASH FLOWS (CONTINUED)

--------------------------------------------------------------------------------

                                                           Year Ended         Six Months Ended June 30,
                                                          December 31,         1997              1996
                                                              1996          (unaudited)      (unaudited)
-----------------------------------------------------------------------------------------------------------

SUPPLEMENTAL CASH-FLOW INFORMATION:

  Cash paid during the period for:
     Income taxes                                        $       1,000    $      12,000     $         -
     Interest                                            $     713,700    $     439,200     $     386,672






THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.
--------------------------------------------------------------------------------
                                       F-8                                PAGE 6

                                                                 SUN VALLEY FORD
                                                   NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE  1 - DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES

DESCRIPTION OF OPERATIONS - Sun Valley Ford, (the Company), engages in retail sales of new Ford, Hyundai, and Volkswagen vehicles obtained through dealership agreements, used vehicles, parts and service. The Company sells to individuals and commercial businesses located primarily in the Concord, California area.

CASH AND CASH EQUIVALENTS - For purposes of reporting cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

CONCENTRATION OF RISK - Financial instruments potentially subjecting the Company to concentrations of credit risk consist primarily of bank demand deposits in excess of FDIC insurance thresholds and receivables. Credit risk related to receivables is mitigated through ongoing credit evaluations of its customers and a large, diversified customer base. Historically, the Company has not experienced significant losses on trade receivables.

INVENTORIES - New vehicle, used vehicle, and parts and accessories inventories are stated at the lower of cost or market. Cost for new vehicles is determined by using the last-in, first-out (LIFO) method. Cost for used vehicles is based on the specifically identified amounts. For parts inventories, cost is based on current catalog prices, which approximates cost determined using the first-in, first-out method.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost and depreciated or amortized using straight-line and accelerated methods over the following estimated useful lives:

          Leasehold improvements                            5 - 24 years
          Machinery and equipment                                5 years
          Furniture and fixtures                            5 -  7 years
          Company vehicles                                  3 -  5 years
          Leased vehicles                                        5 years

INCOME TAXES - The Company is taxed under the provisions of Subchapter S of the Internal Revenue Code and Chapter 4.5 of the California Revenue and Taxation Code. Under this election, income taxes are paid by the stockholders on their respective shares of corporate taxable income. The provision for income taxes consists of a franchise tax required by the California Revenue and Taxation Code equal to the greater of $800 or 1.5% of taxable income.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires the Company make estimates and assumptions affecting the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. The amounts estimated could differ from actual results.

ADVERTISING COSTS - Advertising costs are expensed as incurred and were $650,000 for the year ended December 31, 1996. Advertising expense for the six months ended June 30, 1997 and 1996 were $401,000 (unaudited) and $285,000 (unaudited), respectively.

REVENUE RECOGNITION - Revenues from vehicle and parts sales and from service operations are recognized at the time the vehicle is delivered to the customer or service is completed.
--------------------------------------------------------------------------------
                                       F-9                                PAGE 7

                                                                 SUN VALLEY FORD
                                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)


--------------------------------------------------------------------------------


NOTE 1 - DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECOGNITION OF FINANCE FEES AND INSURANCE COMMISSIONS - The Company arranges financing for its customers' vehicle purchases and arranges insurance in connection therewith. The Company receives a fee from the financial institution for arranging the financing and receives a commission for the sale of an insurance policy. The Company is charged back for a portion of this fee should the customer terminate the finance or insurance contract before its scheduled term or before specified dates under arrangements with such institutions. Finance revenues are fees due to the Company from financial institutions for fees on contracts arranged to finance vehicle purchases.

MAJOR SUPPLIER AND DEALER AGREEMENT - The Company purchases substantially all of its new vehicles and inventory from automakers at the prevailing prices charged by the automakers to all franchised dealers. The Company's overall sales could be impacted by the automaker's ability or unwillingness to supply the dealership with an adequate supply of popular models. The Dealer Agreement generally limits the location of the dealership and retains automaker approval rights over changes in dealership management and ownership. The automaker is also entitled to terminate the agreement if the dealership is in material breach of the terms.

INTERIM FINANCIAL STATEMENTS - The accompanying unaudited financial statements for the six months ended June 30, 1997 and 1996 have been prepared on substantially the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein.

NOTE  2 - RECEIVABLES

                                 DECEMBER 31,   JUNE 30, 1997  JUNE 30, 1996
                                      1996       (UNAUDITED)    (UNAUDITED)
                                 ------------   ------------   ------------
Vehicle                          $  2,484,200   $  3,411,500   $  3,005,100
Manufacturer                          613,300        714,000        644,700
Parts and service                     184,000        203,600        306,500
House contracts                       106,300         94,400        117,600
Finance and insurance                  59,900         61,100         94,400
Stockholders                           37,900            -           17,800
Other                                  28,400         31,900         37,900
                                 ------------   ------------    -----------

                                    3,514,000      4,516,500      4,224,000
Less allowance for
 doubtful accounts                     79,000        126,000        176,000
                                 ------------   ------------    -----------
                                 $  3,435,000   $  4,390,500     $4,048,000
                                 ------------   ------------    -----------
                                 ------------   ------------    -----------


--------------------------------------------------------------------------------
                                      F-10                                PAGE 8

                                                                 SUN VALLEY FORD
                                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

NOTE  3 - NOTES RECEIVABLE FROM STOCKHOLDERS

                                                 DECEMBER 31,        JUNE 30, 1997        JUNE 30, 1996
                                                    1996              (UNAUDITED)          (UNAUDITED)
                                                 ------------        -------------        -------------
Note receivable from a stockholder, with
  interest at the prime rate; principal
  and accrued interest due December 1997;
  unsecured                                       $  206,500          $  321,500          $  300,800

Non-interest bearing notes receivable from
  stockholders; due on demand                         81,900              80,000             130,300
                                                  ----------          ----------          ----------

                                                  $  288,400          $  401,500          $  431,100
                                                  ----------          ----------          ----------
                                                  ----------          ----------          ----------

Interest received from a stockholder was $23,600, for the year ended December 31, 1996. No interest was received from stockholders for the six months ended June 30, 1997 and 1996.

NOTE  4 - INVENTORIES

                                                DECEMBER 31,       JUNE 30, 1997       JUNE 30, 1996
                                                    1996             (UNAUDITED)         (UNAUDITED)
                                                ------------       -------------       -------------
New vehicles                                    $  5,930,600       $  10,848,900        $  6,698,000
Used vehicles                                      1,891,800           1,967,000           1,952,000
Parts, accessories and other                         845,400             933,900             685,200
                                                ------------       -------------        ------------

                                                   8,667,800          13,749,800           9,335,200
Less LIFO reserve for new vehicle inventories      3,046,100           3,162,700           3,073,100
                                                ------------        ------------        ------------

                                                $  5,621,700        $ 10,587,100        $  6,262,100
                                                ------------        ------------        ------------
                                                ------------        ------------        ------------

If the specific identification and the first-in, first-out (FIFO) methods had been used in the accompanying financial statements, net income would have decreased $48,400, to net income of $372,800, for the year ended December 31, 1996. Net income would have increased $116,500 (unaudited) and decreased $21,400 (unaudited) to net income of $369,900 (unaudited) and $351,800 (unaudited), for the six months ended June 30, 1997 and 1996, respectively.


--------------------------------------------------------------------------------
                                      F-11                                PAGE 9

                                                                 SUN VALLEY FORD
                                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

NOTE  5 - PROPERTY AND EQUIPMENT

                                                 DECEMBER 31,       JUNE 30, 1997       JUNE 30, 1996
                                                    1996             (UNAUDITED)         (UNAUDITED)
                                                ------------        -------------       -------------
Leasehold improvements                          $  1,538,700        $  1,704,100        $  1,538,600
Machinery and equipment                            1,358,000           1,452,000           1,326,600
Leased vehicles                                      217,800             187,500             223,400
Company vehicles                                     146,200             131,100             155,700
Furniture and fixtures                                92,300              92,300              92,300
                                                ------------        ------------        ------------

                                                   3,353,000           3,567,000           3,336,600

Less accumulated depreciation and
 amortization                                      2,494,800           2,596,700           2,372,500
                                                ------------        ------------        ------------

                                                $    858,200        $    970,300        $    964,100
                                                ------------        ------------        ------------
                                                ------------        ------------        ------------


NOTE  6 - FLOOR PLAN NOTE PAYABLE

The Company has available a $13,000,000 flooring credit line with variable interest based on the Bank's prime rate. The line is due on demand and is secured by substantially all assets of the Company.

The Company recognized manufacturers' floor plan interest expense subsidies of approximately $556,000, for the year ended December 31, 1996, and $335,000 (unaudited) and $226,000 (unaudited) for the six months ended June 30, 1997 and 1996, respectively.



--------------------------------------------------------------------------------
                                      F-12                               PAGE 10

                                                                 SUN VALLEY FORD
                                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

NOTE  7 - NOTES PAYABLE TO RELATED PARTIES

                                                                DECEMBER 31,   JUNE 30, 1997  JUNE 30, 1996
                                                                    1996        (UNAUDITED)    (UNAUDITED)
                                                                ------------   -------------  -------------
Notes payable to majority stockholder, with
     interest at 8.25% to 8.5% payable
     monthly; principal repayments due at
     various times through November 1997;
     unsecured                                                   $  875,000    $   600,000    $   275,000

Notes payable to the spouse of the majority
     stockholder, with interest at 8.25% to 8.5%
     payable monthly; principal repayments due
     at various times through November 1997;
     unsecured                                                      275,000        275,000        275,000

Notes payable to a relative of the majority
     stockholder, with interest at 8.25% to 8.5%
     payable monthly; principal repayments due at
     various times through September 1997;
     unsecured                                                      200,000        200,000        200,000

Note payable to a relative of the majority
     stockholder, with interest at 8.75% payable
     monthly; principal due January 1997;
     unsecured                                                       10,000              -         12,000
                                                               ------------  -------------  -------------

                                                                  1,360,000      1,075,000        762,000
Less current maturities                                           1,360,000      1,075,000        287,000
                                                               ------------  -------------  -------------

                                                                 $        -    $         -    $   475,000
                                                               ------------  -------------  -------------
                                                               ------------  -------------  -------------


Interest expense on notes payable to the various related parties was $70,700 for the year ended December 31, 1996, and $43,400 (unaudited) and $41,800 (unaudited) for the six months ended June 30, 1997 and 1996, respectively.



--------------------------------------------------------------------------------
                                      F-13                               PAGE 11

                                                                 SUN VALLEY FORD
                                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

NOTE  8 - LONG-TERM DEBT

                                                 DECEMBER 31,        JUNE 30, 1997        JUNE 30, 1996
                                                    1996              (UNAUDITED)          (UNAUDITED)
                                                 ------------        -------------        -------------
Note payable to bank in monthly installments
  of $8,300, plus interest at the bank's prime
  rate plus .25%; maturing June 2000;
  secured by substantially all assets of the
  Company                                         $  333,400          $  283,300          $  383,400

Non-interest bearing note payable to
  manufacturer in monthly installments of
  $255; maturing September 2000; secured
  by equipment                                        11,200               9,700              12,700

Other                                                    -                   -                 6,000
                                                  ----------          ----------          ----------

                                                     344,600             293,000             402,100
Less current maturities                              103,100             103,100             109,000
                                                  ----------          ----------          ----------

                                                  $  241,500          $  189,900          $  293,100
                                                  ----------          ----------          ----------
                                                  ----------          ----------          ----------


Principal maturities for succeeding years are as follows:

                      Year Ending December 31,
                      ------------------------

                               1997                                   $  103,100
                               1998                                      103,100
                               1999                                      103,100
                               2000                                       35,300
                                                                      ----------

                                                                      $  344,600
                                                                      ----------
                                                                      ----------


--------------------------------------------------------------------------------
                                      F-14                               PAGE 12

                                                                 SUN VALLEY FORD
                                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

NOTE  9 - EMPLOYEE BENEFIT PLANS

The Company provides a 401(k) plan covering substantially all nonunion employees meeting minimum service and age requirements. The Company matches employee contributions up to $600 per year. In addition, the Company may make additional discretionary contributions. Employer contributions were approximately $119,000, for the year ended December 31, 1996, and $19,600 (unaudited) and $10,900 (unaudited) for the six months ended June 30, 1997 and 1996, respectively.

The Company also contributes to a union-sponsored pension plan under a collective bargaining agreement. Contributions to the union plan were $134,000, for the year ended December 31, 1996, and $71,100 (unaudited) and $65,100 (unaudited) for the six months ended June 30, 1997 and 1996, respectively.


NOTE 10 - COMMITMENTS

The Company rents it's primary facility under an operating lease expiring in June 2007. The monthly lease payment, currently $28,200, is adjusted annually based on the lesser of increases in the Consumer Price Index or 7%, as defined in the agreement. The Company is responsible for substantially all costs associated with repairs, maintenance, taxes, and insurance. An option exists to extend the lease to March 2016.

The Company rents a second facility, used for it's body shop, pre-delivery center, used car reconditioning, and vehicle storage, from The Bartlett Family Partnership, a related limited partnership controlled by the majority stockholder, under an operating lease expiring November 2008. The monthly lease payment is $20,000, plus an additional amount calculated at the end of each year equal to 10% of pre-bonus profits, as defined in the agreement. In December 1998, the base monthly rent increases to $27,600, and will be adjusted annually based on increases in the Consumer Price Index, as defined in the agreement. No additional rent based on profits will be paid after November 1998. An option exists to extend the lease to November 2016.

In addition, the Company leases office equipment and a vehicle storage lot under operating leases expiring through September 2001.

Future minimum payments under these operating leases are as follows:

                            Year Ending December 31,
                            ------------------------

                                     1997                      $    611,400
                                     1998                           613,800
                                     1999                           673,400
                                     2000                           673,400
                                     2001                           672,700
                                  Thereafter                      4,150,100
                                                               ------------

                                                               $  7,394,800
                                                               ------------
                                                               ------------


--------------------------------------------------------------------------------
                                      F-15                               PAGE 13

                                                                 SUN VALLEY FORD
                                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)


--------------------------------------------------------------------------------


NOTE 10 - COMMITMENTS (Continued)

Rent expense was $651,100, for the year ended December 31, 1996. Rent to a related party was $335,800, and includes $95,800 in accounts payable. Rent expense for the six months ended June 30, 1997 and 1996 was $278,700 (unaudited) and $261,100 (unaudited), respectively. Related party rent expense was $120,000 (unaudited) for the six months ended June 30, 1997 and 1996, including $95,800 (unaudited) and $30,000 (unaudited), respectively, in accounts payable


NOTE 11 - FAIR VALUE OF SIGNIFICANT FINANCIAL INSTRUMENTS

Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

The carrying amount of cash equivalents, trade receivables, trade payables, and floor plan note payable approximate fair value because of the short-term nature of these instruments. It is not practicable to estimate the fair values of stockholder receivables, notes receivable from stockholders, or notes payable to related parties, as the relationship of the parties to the Company influences the terms of the instruments, and similar instruments are not generally available.

The carrying amounts and estimated fair values of the Company's significant financial instruments, none of which are held for trading purposes, are as follows:

                                                        December 31, 1996                         June 30, 1997
                                                --------------------------------       ---------------------------------
                                                  Carrying               Fair              Carrying             Fair
                                                   Amount                Value              Amount              Value
                                                -------------       ------------       -------------       -------------
Financial liabilities:
   Floor plan note payable                      $  5,350,800        $  5,350,800       $  12,397,500       $  12,397,500
   Note payable to bank                              333,400             333,400             283,300             283,300
   Long-term debt                                     11,200              11,200               9,700               9,700

The carrying amounts shown in the above table are included in the balance sheet under the indicated captions.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

FLOOR PLAN NOTE PAYABLE - The carrying amount approximates fair value because the interest rate fluctuates with the lender's prime rate.

NOTE PAYABLE TO BANK - The carrying amount approximates fair value because the interest rate fluctuates with the lender's prime rate.


--------------------------------------------------------------------------------
                                      F-16                               PAGE 14

                                                                 SUN VALLEY FORD
                                       NOTES TO FINANCIAL STATEMENTS (CONTINUED)

--------------------------------------------------------------------------------

NOTE 12 - CONTINGENCIES

ENVIRONMENTAL - Substantially all of the Company's facilities are subject to federal, state and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does the Company expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

LITIGATION - The Company is from time to time subject to routine litigation incidental to the ordinary course of business. Management believes that the probable resolution of such contingencies will not materially affect the financial position or results of operations of the Company.


NOTE 13 - SUBSEQUENT EVENT

The Company has executed a purchase and sale agreement whereby it has agreed to sell substantially all if its assets to Lithia Motors, Inc. The purchase price will consist of cash consideration of approximately $6,918,000 for property, plant and equipment and intangible assets, plus an amount for parts inventory. In addition, the purchaser will acquire the new vehicle inventories at the cost paid to the manufacturer and used vehicle inventories at a negotiated value. The sale is subject to customary closing conditions and approval of the change in ownership by the franchisers.




--------------------------------------------------------------------------------
                                      F-17                               PAGE 15

                         LITHIA MOTORS, INC. AND SUBSIDIARIES
                         PRO FORMA CONSOLIDATED BALANCE SHEET
                                    June 30, 1997
                                    (In thousands)



                                                                                                            Lithia Motors,
                                                        Lithia Motors,     Sun Valley                            Inc.
                                                             Inc.             Ford        Adjustments         Pro Forma
                                                        --------------     ----------     -----------       -------------
ASSETS
Current Assets:
    Cash and cash equivalents                          $        15,296    $      -       $     (5,277)(a)  $       10,019
    Trade receivables                                            3,851           -               -                  3,851
    Notes receivable, current portion                              204           -               -                    204
    Inventories, net                                            42,626         10,776            -                 53,402
    Vehicles leased to others, current portion                     859           -               -                    859
    Prepaid expenses and other                                     286            115            -                    401
    Deferred income taxes                                        1,316           -               -                  1,316
                                                        --------------     ----------     -----------       -------------
        Total Current Assets                                    64,438         10,891          (5,277)             70,052

Property and Equipment, net of accumulated
  depreciation                                                   8,816          1,704            -                 10,520
Vehicles Leased to Others, less current portion                  5,269           -               -                  5,269
Notes Receivable, less current portion                             599           -               -                    599
Goodwill, net of accumulated amortization                        6,808          5,288            -                 12,096
Other Non-Current Assets                                         1,291           -               -                  1,291
                                                        --------------     ----------     -----------       -------------
        Total Assets                                   $        87,221    $    17,883    $     (5,277)     $       99,827
                                                        --------------     ----------     -----------       -------------
                                                        --------------     ----------     -----------       -------------


LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Flooring notes payable                             $        29,146    $      -          $   8,410 (b)  $       37,556
    Current maturities of long-term debt                         3,975           -               -                  3,975
    Trade payables                                               1,699           -               -                  1,699
    Accrued liabilities                                          2,801           -               -                  2,801
                                                        --------------     ----------     -----------       -------------
        Total Current Liabilities                               37,621           -              8,410              46,031

Long-Term Debt, less current maturities                          9,599           -              4,196 (c)          13,795
Deferred Revenue                                                 2,784           -               -                  2,784
Other Long-Term Liabilities                                        175           -               -                    175
Deferred Income Taxes                                            2,753           -               -                  2,753
                                                        --------------     ----------     -----------       -------------
        Total Liabilities                                       52,932           -             12,606              65,538
                                                        --------------     ----------     -----------       -------------

Shareholders' Equity
    Preferred stock - no par value; authorized 15,000
      shares; issued and outstanding; none                        -              -               -                    -
    Class A common stock - no par value;
      authorized 100,000 shares; issued and
      outstanding 2,896                                         28,037           -               -                 28,037
    Class B common stock
      authorized 25,000 shares; issued and
      outstanding 4,110                                            511           -               -                    511
    Retained earnings                                            5,741           -               -                  5,741
                                                        --------------     ----------     -----------       -------------
       Total Shareholders' Equity                               34,289           -               -                 34,289
                                                        --------------     ----------     -----------       -------------
       Total Liabilities and Shareholders' Equity      $        87,221    $      -       $     12,606      $       99,827
                                                        --------------     ----------     -----------       -------------
                                                        --------------     ----------     -----------       -------------


                         LITHIA MOTORS, INC. AND SUBSIDIARIES
                    PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         For the Year Ended December 31, 1996
                       (In thousands, except per share amounts)


                                                                                                      Lithia Motors,
                                                   Lithia Motors,     Sun Valley                           Inc.
                                                        Inc.             Ford       Adjustments         Pro Forma
                                                   --------------     ----------    -----------       -------------
Sales:
   Vehicles                                       $       123,703    $    40,122   $       -         $      163,825
   Service, body, parts and other                          19,141         32,279           -                 51,420
                                                   --------------     ----------    -----------       -------------
        Net Sales                                         142,844         72,401           -                215,245
Cost of sales
   Vehicles                                               109,082         36,997           (266)(d)         145,813
   Service, body, parts and other                           9,565         26,378           -                 35,943
                                                   --------------     ----------    -----------       -------------
        Cost of Sales                                     118,647         63,375           (266)            181,756
                                                   --------------     ----------    -----------       -------------
        Gross profit                                       24,197          9,026           (266)             33,489
Selling, general and administrative                        20,277          8,565            (34)(e)          28,808
                                                   --------------     ----------    -----------       -------------
        Operating income                                    3,920            461            300               4,681
Other income (expense)
    Equity in income of affiliate                              44           -              -                     44
    Interest income                                           193             26           -                    219
    Interest expense                                       (1,353)          (116)          (437)(f)          (1,906)
    Other, net                                              1,112             59           -                  1,171
                                                   --------------     ----------    -----------       -------------
                                                               (4)           (31)          (437)               (472)
                                                   --------------     ----------    -----------       -------------
Income before minority interest and income taxes            3,916            430           (737)              4,209
Minority interest                                            (687)          -               687 (g)            -
                                                   --------------     ----------    -----------       -------------
Income before income taxes                                  3,229            430            (50)              4,209
Income tax (benefit) expense                                 (813)             9          2,403 (h)            1,599
                                                   --------------     ----------    -----------       -------------
Net income                                        $         4,042    $       421   $     (2,453)     $        2,610
                                                   --------------     ----------    -----------       -------------
                                                   --------------     ----------    -----------       -------------

Net income per share                              $          0.81    $      -      $       -         $         0.52
                                                   --------------     ----------    -----------       -------------
                                                   --------------     ----------    -----------       -------------

Shares used in per share calculations                       4,973           -              -                  4,973
                                                   --------------     ----------    -----------       -------------
                                                   --------------     ----------    -----------       -------------


                         LITHIA MOTORS, INC. AND SUBSIDIARIES
                    PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        For the Six Months Ended June 30, 1997
                       (In thousands, except per share amounts)



                                                                                                      Lithia Motors,
                                                   Lithia Motors,     Sun Valley                           Inc.
                                                        Inc.             Ford       Adjustments         Pro Forma
                                                   --------------     ----------    -----------       --------------
Sales:
  Vehicles                                        $       104,875    $    19,709   $       -         $       124,584
  Service, body, parts and other                           16,251         17,588           -                  33,839
                                                   --------------     ----------    -----------       --------------
     Net Sales                                            121,126         37,297           -                 158,423
Cost of sales
  Vehicles                                                 94,049         18,267           (117)(d)          112,199
  Service, body, parts and other                            7,413         14,503           -                  21,916
                                                   --------------     ----------    -----------       --------------
     Cost of Sales                                        101,462         32,770           (117)             134,115
                                                   --------------     ----------    -----------       --------------
     Gross profit                                          19,664          4,527           (117)              24,308
Selling, general and administrative                        15,581          4,155              2 (e)           19,738
                                                   --------------     ----------    -----------       --------------
     Operating income                                       4,083            372            115                4,570
Other income (expense)
  Equity in income of affiliate                                56           -              -                      56
  Interest income                                              61           -              -                      61
  Interest expense                                           (651)          (125)          (270)(f)           (1,046)
  Other, net                                                  541             12           -                     553
                                                   --------------     ----------    -----------       --------------
                                                                7           (113)          (270)                (376)
                                                   --------------     ----------    -----------       --------------
Income before minority interest and income taxes            4,090            259           (385)               4,194
Income tax expense                                          1,579              6              9 (h)            1,594
                                                   --------------     ----------    -----------       --------------
Net income                                        $         2,511    $       253   $       (376)     $         2,600
                                                   --------------     ----------    -----------       --------------
                                                   --------------     ----------    -----------       --------------

Net income per share                                        $0.35    $      -      $       -         $          0.36
                                                   --------------     ----------    -----------       --------------
                                                   --------------     ----------    -----------       --------------

Shares used in per share calculations                       7,265           -              -                   7,265
                                                   --------------     ----------    -----------       --------------
                                                   --------------     ----------    -----------       --------------


                         Lithia Motors, Inc. and Subsidiaries
               Footnotes to Pro Forma Consolidated Financial Statements
                                     (Unaudited)
                                    (in thousands)


1. BASIS OF PRESENTATION
The accompanying unaudited pro forma financial statements have been prepared to present the effect of the acquisition by the Company of Sun Valley Ford. The pro forma financial statements have been prepared based upon the historical financial statements of the Company and Sun Valley Ford as if the acquisition had occurred at June 30, 1997 and at the beginning of the respective periods.

The Pro Forma Consolidated Balance Sheet was prepared using only those assets and liabilities of Sun Valley Ford that were purchased by the Company.

The Pro Forma Consolidated Statements of Operations may not be indicative of the results of operations that actually would have occurred if the transactions had been in effect as of the beginning of the respective periods nor do they purport to indicate the results of future operations of the Company. The pro forma financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's 1996 Annual Report on Form 10-K and the audited financial statements and notes thereto for Sun Valley Ford included elsewhere in this report of Form 8-K/A-1. Management believes that all adjustments necessary to present fairly such pro forma financial statements have been made based on the terms and structure of the transaction.

2. PFO FORMA ADJUSTMENTS

(a)     To record cash paid for Sun Valley Ford.

(b)     To record flooring notes payable incurred as part of acquisition.

(c)     To record note payable to seller of Sun Valley Ford.

(d) To record the conversion from the LIFO method of inventory accounting to the FIFO method:

                                    12/31/96        6/30/97
                                    --------        -------
        Lithia Motors               $   (314)       $    -
        Sun Valley Ford                   48           (117)
                                    --------        -------
                                    $   (266)       $  (117)
                                    --------        -------
                                    --------        -------

(e) To record amortization of intangibles associated with the purchase of Sun Valley Ford and the elimination of certain management expenses:

                                    12/31/96        6/30/97
                                    --------        -------
        Intangible amortization     $    132        $    66
        Elimination of expenses         (166)           (64)
                                    --------        -------
                                    $    (34)       $     2
                                    --------        -------
                                    --------        -------

(f) To reverse manufacturer's floor plan interest expense subsidies received by Sun Valley Ford, lower floor plan interest expense to reflect rates available to Lithia and to reverse related party interest expense:

                                    12/31/96        6/30/97
                                    --------        -------
        Reverse subsidies           $    556        $   335
        Lower interest                   (48)           (24)
        Reverse related party            (71)           (41)
                                    --------        -------
                                    $    437        $   270
                                    --------        -------
                                    --------        -------

(g)     To reverse minority interest for comparability purposes.

(h)     To record income tax expense at an effective rate of 38 percent.